EXHIBIT 4.03

GERDAU S.A.

CNPJ nº 33.611.500/0001-19

NIRE 35300520696

Public Company

LONG-TERM INCENTIVE PLAN

Definitions. The expressions listed below used throughout this document have the following meanings:

A.       “SHARE or SHARES” means book-entry preferred shares with no par value issued by the COMPANY that will be granted by the COMPANY or by the GRANTING GERDAU GROUP ENTITY to the EXECUTIVES, under the terms of this PLAN.

B.        “RESULT CONDITIONED SHARE” means the right to receive SHARES In proportion to the achievement of performance goals, according to criteria previously defined by the COMMITTEE, after the end of the GRACE PERIOD, when the period for calculating the results ends. Upon the achievement of previously defined results, the corresponding shares will become transferable to the EXECUTIVE grant holder.

C.        “RESTRICTED SHARE” means the right to receive SHARES, after the end of GRACE PERIOD, when the restriction period ends if, and only if, certain restrictions are overcome. By overcoming the restrictions defined by the COMMITTEE, the share will become transferable to the EXECUTIVE grant holder.

D.        “ADR” means American Depositary Receipts, which are stock receipts that represent SHARES, traded on the stock exchange in the United States.

E.        “RETIREMENT” means paid leave from work of the EXECUTIVE, due to the fulfillment of the requirements foreseen in the COMPANY´s Retirement Plan, or one of the corporations of GERDAU GROUP, and/or the retirement plan determined by the legislation in force at LOCATION.

F.        “COMMITTEE” means the Remuneration Committee of Gerdau S.A., an advisory body to the Board of Directors of COMPANY, responsible for, among others, evaluating the strategy, policy, and budget related to long-term incentives and other programs related to the total remuneration of employees, proposing them to the Board of Directors. COMPANY’s Board of Directors is, in the last instance, the body responsible for approving and establishing the remuneration and human resources policies and practices of the COMPANY and other GRANTING GERDAU GROUP ENTITY.

G.        “COMPANY” means the GERDAU S.A.

H.       “EXECUTIVE(S)” means statutory directors and/or employees eligible for the PLAN.

I.         “STI” means short-term incentive plan.

J.         “LTI” means long-term incentive plan.

K.       “UNABLE” means a state of total and permanent disability resulting from illness or accidental injury, that totally prevents the EXECUTIVE from performing all the significant functions of his regular employment, as evidenced according to criteria defined in the legislation of each LOCATION.

L.        “INCENTIVES” means RESTRICTED SHARE, RESULT CONDITIONED SHARES, SHARES OPTIONS and/or ADRs to be granted to EXECUTIVES by the COMPANY, or by one of the corporations of GERDAU GROUP, after the fulfillment of the GRACE PERIOD if, and only if, certain conditions are observed, according to rules outlined in this PLAN.

M.      “LOCATION” means the country in which a specific EXECUTIVE performs their duties with the employment contract signed with any of the GRANTING GERDAU GROUP ENTITY.

N.       “MATCHING” means the counterpart made by the COMPANY, or by one of the corporations of the GERDAU GROUP, doubling the number of RESTRICTED SHARES acquired by the EXECUTIVE in the LTI MATCHING PROGRAM.

O.       “SHARE OPTION” means the option to acquire SHARES at a future date, after the end of the GRACE PERIOD (Option Financial Year Date) and up to a deadline (Expiration Date), at a price fixed on the date the option is granted (Financial Year Price) and, if applicable, by overcoming other terms and conditions previously defined.

P.        “NORTH AMERICA OPERATIONS” means the operating corporation of the GERDAU GROUP which is located in the United States of America and Canada.

Q.        “GRACE PERIOD” means the period between the date of granting any of the INCENTIVE to the EXECUTIVE until the date when the respective restrictions become feasible or exceeded. When the GRACE PERIOD ends, the conditions for full acquisition of the right to the INCENTIVE are achieved, and the EXECUTIVE can dispose, assign, pledge, exchange, rent, or otherwise transfer the INCENTIVES granted by the COMPANY to third parties, if you wish.

R.        “FORECLOSED NEGOTIATION PERIOD” means the period during which, in accordance with the policies of the COMPANY, none of its securities may be traded by certain persons designated by it, including any holder of one of the grants described in this PLAN. It does not include in the concept the period of Foreclosed Negotiation Period in eventual periods in which the trading of securities of the COMPANY is suspended, due to the determination of the Brazilian Securities Commission.

S.        “PLAN” means the current Long-Term Incentive Plan.

T.        “SPECIFIC SHARES FOR RETENTION PROGRAM” means the LTI program provided for in item 6.2. of this PLAN.

U.        “SHARE OR ADR DISCOUNT PURCHASE PROGRAM” means the LTI program provided for in item 6.3 of this PLAN.

V.        “REGULAR LTI PROGRAM” means the LTI program provided for in item 6.1. PLAN.

W.       “LTI MATCHING PROGRAM” means the LTI program provided for in item 6.4. of this PLAN.

X.        “SCORECARD ESG” means the matrix of indicators aimed at the areas of environment, people, social responsibility, and corporate governance (Environmental, Social, and Governance).

Y.        “ASSOCIATED CORPORATION” means the corporation in which the COMPANY has significant influence, under the terms of the Brazilian Corporation Law and legislation applicable to the categories.

Z.        “CONTROLLED CORPORATION” means companies in which the COMPANY, directly or indirectly, holds partner rights that ensure its control power.

AA.    “GRANTING GERDAU GROUP ENTITY” means any of CONTROLLED CORPORATION and/or ASSOCIATED CORPORATION to grant INCENTIVES to EXECUTIVES in any LOCATION and in compliance with any of the LTI PROGRAMS provided in this PLAN.

BB.     “END OF TERM” means the end date of the mandate held by EXECUTIVES who have statutory positions.

CC.     “FAIR MARKET VALUE” means the closing price of the share in the stock exchange whereby the share is traded on the date of the financial year. If there was no trading of preferred shares on the financial year-date, the closing value should be used on the last trading day. If for some reason it is not possible to obtain the fair market value through the stock exchange where it is traded, it will be up to the COMMITTEE to define such value, using reasonable valuation methods.

1. OBJECTIVES OF THE PLAN

1.1. This PLAN aims to attract, retain and motivate COMPANY´s EXECUTIVE and the corporations of GERDAU GROUP through a long-term incentive system, based on SHARES or in ADR of the COMPANY, which encourages EXECUTIVES to stay in the GERDAU GROUP, their growth and success aligned with the interests of the COMPANY and its shareholders.

2. ADMINISTRATION

2.1. The administration of the PLAN will be the COMMITTEE´s responsibility, which will have powers and authority to, at your discretion:

A. Determine EXECUTIVES eligible for granting concessions in accordance to the o PLAN;

B. Approve the concession of grants in the quantities, modalities, and according to the PLAN terms and conditions, including, among others:

a.	the period or periods in which grants may be provided;
b.	the conditions under which grants can be:

i. provided;

ii. exercised; and

iii. expired, including any conditions relating to the achievement of performance targets stipulated.

c.     the financial year price and/or the price to be paid by the EXECUTIVE concerning providing of grants;

d.     the period (s) in which each grant becomes exercisable and the financial year deadline;

e.     to assess the need for performance targets, restrictions, or limitations on grants, as well as the nature of these performance targets, restrictions, or limitations, if applicable; and

f.      to evaluate the need for the anticipation of the right to exercise or the acquisition of a right or waiver in relation to any grant, based on factors that may be determined by the COMMITTEE;

C.To interpret this PLAN and adopt, change and terminate the standards and rules of an administrative nature or other standards and regulations related to this PLAN, provided that they do not constitute a change to the PLAN approved by the COMPANY´s General Shareholders’ Meeting or the Human Resources policy and strategy in force, observing where applicable the LOCATION legislation; and

D.Take all necessary or recommended measures for the implementation and administration of this PLAN.

2.2. In exercising its duties and powers, the COMMITTEE is not obliged, by any rule of equality or analogy, to extend the application of the PLAN to other employees, in situations similar to the eligible EXECUTIVES.

3. ELIGIBILITY

3.1.   Only the EXECUTIVES recommended by the COMMITTEE will be eligible for the PLAN.

3.2.   The long-term incentive plan for the NORTH AMERICAN OPERATIONS remains in effect, and, in what is contradictory, the provisions contained in this PLAN must be observed regarding those in force in NORTH AMERICA OPERATIONS.3.3. If the employment contract signed between the EXECUTIVE and the GRANTING GERDAU

GROUP ENTITY is suspended, the grants already made will be maintained. In case of future reactivation of the employment contract, the EXECUTIVE will be eligible for the INCENTIVE modalities in accordance with the PLAN rules of his LOCATION. In case of termination of the employment contract, the rules of item 7 will be observed.

3.4.   If the employment contract signed between the EXECUTIVE and the GRANTING GERDAU GROUP ENTITY is terminated for contracting with another company of the GERDAU GROUP, the grants previously approved by the COMMITTEE will be maintained, respecting the restriction and performance rules of the GRACE PERIOD. New grants will be conditioned to the eligibility to any INCENTIVE modalities of this PLAN, in the new contracting corporation of GERDAU GRUP, if any.

4. GRANT NON-TRANSFERIBLE

4.1. The grants provided by this PLAN can only be exercised during the life of the EXECUTIVE who participates and by him/her, and any assignment or transfer of grants is prohibited, whether voluntary, involuntary, by law, or otherwise, to any third party other than the EXECUTIVE.

4.2. The participating EXECUTIVE undertakes not to encumber the grants, nor to institute any encumbrance that may prevent the execution of the provisions of this PLAN.

4.3. If the EXECUTIVE makes any assignment, transfer, or encumbrance of the grants mentioned in this PLAN, as well as any rights related to them, the referred grants will be immediately canceled and will no longer have any validity or effect, except as defined in item 7.2.

5. MODALITIES OF INCENTIVES

5.1. STOCK OPTIONS Granting

The COMMITTEE may, from time to time, grant STOCK OPTIONS to any EXECUTIVE, subject to the provisions of this PLAN, in particular to item 10.7.

5.1.2. STOCK OPTIONS Grant Price

The grant price will be determined by the average price of the SHARES’ value in 10 (ten) consecutive trading sessions, considering in this calculation the last 5 (five) sessions of the previous year and the 5 (five) first sessions of the year of the respective grant to EXECUTIVES of Brazil and (b) closing value of SHARE on March 20th for grants for EXECUTIVES of NORTH AMERICA OPERATIONS, or, still, on the first business day immediately before that date, if March 20th is not a business day at LOCATION.

5.1.3. STOCK OPTIONS expiration

Unless otherwise determined by the COMMITTEE, each STOCK OPTIONS will expire on the 10th (tenth) anniversary of the grant date. If the said expiration date falls during or within 10 (ten) business days after a FORECLOSED NEGOTIATION PERIOD, or the GRANTING GERDAU GROUP ENTITY, the due date of this STOCK OPTIONS will be extended up to 10 (ten) business days after the end of the FORECLOSED NEGOTIATION PERIOD.

The COMMITTEE will have the authority to condition the granting of STOCK OPTIONS to the achievement of specific performance targets or to other factors (which may be different between the different STOCK OPTIONS grants) that may be determined by the COMMITTEE, in its sole discretion.

5.1.4. STOCK OPTIONS financial year

Except as provided for in this PLAN or in the STOCK OPTIONS, grant document, the COMMITTEE will determine when each STOCK OPTION will have fulfilled the requirements to become exercisable by the EXECUTIVES.

After the STOCK OPTIONS become exercisable, they may be exercised by the EXECUTIVE, at any time and until their expiration, in whole or in part, unless otherwise specified by the COMMITTEE or in this PLAN. The COMMITTEE may anticipate the date when the STOCK OPTIONS will become exercisable.

Subject to the provisions of this PLAN, STOCK OPTIONS must be exercised upon delivery of exercise notice by the EXECUTIVE to the COMPANY or the GRANTING GERDAU GROUP ENTITY.

5.1.5. Financial year price payment of STOCK OPTIONS

The Financial year price related to the STOCK OPTIONS granted must be paid in full by the EXECUTIVE, in the national currency of the LOCATION where the grant occurs, unless there is a different provision from the COMMITTEE. No SHARES will be issued or transferred until the respective full payment is received by the COMPANY or by the GRANTING GERDAU GROUP ENTITY.

In accordance with the deadline to be defined by the COMMITTEE in each case, after receiving any exercise notice and corresponding full payment of the financial year price of a STOCK OPTIONS, the COMPANY or the GRANTING GERDAU GROUP ENTITY will determine to the agent responsible for the bookkeeping of SHARES the transfer to the EXECUTIVE of the respective SHARES, free of charge. Exceptionally and subsequent to prior authorization by the COMMITTEE, the COMPANY or the GRANTING GERDAU GROUP ENTITY may pay in cash, in an amount equivalent to the number of the respective SHARES multiplied by the FAIR MARKET VALUE, on the financial year date. The COMMITTEE will, at its sole discretion, choose between one of the above alternatives.

5.2. RESTRICTED SHARES Granting

The COMMITTEE may, from time to time, grant RESTRICTED SHARES to any EXECUTIVE, tied to the specified restrictions and subject to the provisions of this PLAN, in particular the item 10.7.

5.2.1. Acquisition of the right to RESTRICTED SHARES

The COMMITTEE will have the authority to determine, on the grant date and at its sole discretion, the number of RESTRICTED SHARES to be granted, the restrictions imposed on RESTRICTED SHARES, the duration of the GRACE PERIOD, and any other terms applicable to the grant. If the EXECUTIVE does not comply with the provisions of the PLAN and the conditions foreseen for the granting of RESTRICTED SHARES, they will be canceled.

5.2.2. RESTRICTED SHARES Grant Price

The grant price will be determined by (a) the average quotation price of the SHARES in 10 (ten) consecutive trading sessions, considering in this calculation the last 5 (five) sessions of the previous year and the 5 (five) first sessions of the year of the respective grant to EXECUTIVES of Brazil and (b) closing value of SHARE on March 20th for grants for EXECUTIVES of NORTH AMERICA OPERATIONS, or, still, on the first business day immediately before that date, if March 20th is not a business day at LOCATION.

5.2.3. Restriction

The COMMITTEE will establish the restriction (s) and/or the methodology to establish restriction (s), which will be effective during the GRACE PERIOD of RESTRICTED SHARES.

The restrictions may be based on the fulfillment of performance targets, during the defined GRACE PERIOD, or any other basis that is determined by the COMMITTEE. The COMMITTEE may modify the restrictions as necessary to align them with the objectives of the COMPANY or the GRANTING GERDAU GROUP ENTITY, in the event of a substantial change in its business, operations, capital, or corporate structure.

5.2.4. Overcoming Restrictions

Subject to the provisions of the PLAN and the conditions of the grant, RESTRICTED SHARES may be sold, transferred, or otherwise traded only when all restrictions are overcome.

5.2.5. RESTRICTED SHARES transferring

Surpassed all restrictions and the GRACE PERIOD defined by the COMMITTEE, the COMPANY or the GRANTING GERDAU GROUP ENTITY will determine to the agent responsible for the bookkeeping of the SHARES the transfer to the EXECUTIVE of the respective SHARES, at no cost. Exceptionally and subsequent to prior authorization by the COMMITTEE, the COMPANY or the GRANTING GERDAU GROUP ENTITY may pay in cash, in an amount equivalent to the number of the respective SHARES multiplied by the FAIR MARKET VALUE, on the financial year. The COMMITTEE will, at its sole discretion, choose between one of the above alternatives.

5.3. PERFORMANCE SHARES Granting

The COMMITTEE may, from time to time, grant PERFORMANCE SHARES to any eligible EXECUTIVE, linked to the specified performance goals and subject to the provisions of this PLAN, in particular item 10.7.

5.3.1. Acquisition of the Right to PERFORMANCE SHARES

The COMMITTEE will have the authority to determine, on the date of granting the PERFORMANCE SHARES and at its sole discretion, the performance goals to be achieved over the defined period, as well as to establish the period for determining the results, the number of PERFORMANCE SHARES to be provided and any other terms applicable to the grant. If the EXECUTIVE does not comply with the PLAN´s provisions and restrictions, they will be canceled. The number of PERFORMANCE SHARES to be transferred to the EXECUTIVE will be proportional to the achievement of the pre-defined performance goals.

5.3.2. PERFORMANCE SHARES Grant Price

The grant price will be determined by (a) the average price of the SHARES’ value in 10 (ten) consecutive sessions, considering in this calculation the last 5 (five) sessions of the previous year and the 5 (five) first sessions of the year of the respective grant to EXECUTIVES of Brazil and (b) closing value of SHARE on March 20th for grants for EXECUTIVES of NORTH AMERICA OPERATIONS, or, still, on the first business day immediately before that date, if March 20th is not a business day at LOCATION.

5.3.3. Performance Goals

COMPANY’s Board of Directors, with the support of its advisory committees, will establish performance targets that may be based on (a) economic and financial indicators and (b)sustainability indicators, which will consider a combination of indicators that are part of the SCORECARD ESG adopted by the COMPANY. Performance can be assessed by meeting global corporate goals, in units, individual goals, in the combination of these, or even on any other basis. The COMPANY’s Board of Directors may modify the performance targets as necessary to align them with the objectives of the COMPANY or the GRANTING GERDAU GROUP ENTITY, if there is, subsequently, a substantial change in its business, operations, capital, or corporate structure.

5.3.4. PERFORMANCE SHARES transferring

Surpassed all restrictions and the GRACE PERIOD defined by the COMMITTEE, the COMPANY or the GRANTING GERDAU GROUP ENTITY will determine to the agent responsible for the bookkeeping of the SHARES the transfer to the EXECUTIVE of the respective SHARES, without cost. Exceptionally and subsequent to prior authorization by the COMMITTEE, the COMPANY or the GRANTING GERDAU GROUP ENTITY may pay in cash, an amount equivalent to the number of the respective SHARES multiplied by the FAIR MARKET VALUE, on the financial year. The COMMITTEE will, at its sole discretion, choose between one of the above alternatives.

6. LTI PROGRAMS

REGULAR LTI PROGRAM

In the GERDAU REGULAR LTI PROGRAM, EXECUTIVES are annually granted the right to receive part of their target amount, according to their salary grade, in INCENTIVES, according to pre-defined terms and conditions by the COMMITTEE.

Unless otherwise determined by the COMMITTEE, INCENTIVES granted in the REGULAR LTI PROGRAM will be submitted to the GRACE PERIOD, defined by the COMMITTEE.

The COMMITTEE will be responsible to authorize grants’ providing in quantities, modalities, and eligibility according to the terms and conditions of the PLAN, including, among others.

6.2. SPECIFIC SHARES FOR RETENTION PROGRAM

It is reserved for the COMMITTEE to approve an annual budget to grant INCENTIVES to EXECUTIVES, individually and at any time, aiming at retaining high-performance talents and employees by the COMPANY or by the GRANTING GERDAU GROUP ENTITY, which may correspond to several SHARES equivalent to up to 70% (seventy percent) of the total SHARES granted in the GERDAU REGULAR LTI PROGRAM.

Unless otherwise determined by the COMMITTEE, INCENTIVES granted in the SPECIFIC SHARES FOR RETENTION PROGRAM will be subject to the restriction and performance rules determined by the COMMITTEE.

6.3. SHARE OR ADR DISCOUNT PURCHASE PROGRAM

The COMMITTEE may, from time to time, grant the right to SHARE OR ADR DISCOUNT PURCHASE to any EXECUTIVE subject to the provisions of this PLAN, in particular item 10.7, and other terms and conditions that it may determine.

With the right to SHARE OR ADR DISCOUNT PURCHASE the EXECUTIVE will be able to purchase a certain number of SHARES or ADR, by applying a discount on the FAIR MARKET VALUE of the share and linked to the EXECUTIVE’s permanence in the COMPANY.

6.3.1. Acquisition of the Right to SHARE OR ADR DISCOUNT PURCHASE

The COMMITTEE will have the authority to determine, on the date of granting the right to SHARE OR ADR DISCOUNT PURCHASE, at its sole discretion, the conditions so that the EXECUTIVE¸ once these conditions are fulfilled, can exercise the effective SHARE OR ADR DISCOUNT PURCHASE PROGRAM. If the EXECUTIVE does not comply with the conditions imposed by the COMMITTEE or provided in this PLAN, he/she will lose the right to SHARE OR ADR DISCOUNT PURCHASE.

6.3.2. Prices of SHARE OR ADR DISCOUNT PURCHASE

The price of SHARE OR ADR DISCOUNT PURCHASE will be determined based on the FAIR MARKET VALUE, on the date on which the right of SHARE OR ADR DISCOUNT PURCHASE is exercised by the EXECUTIVE or other employees, applying the discount percentage defined by the COMMITTEE, when granting this right, in accordance with the COMPANY’s strategy and market information.

6.3.3. SHARE OR ADR DISCOUNT PURCHASE PROGRAM expiration

Unless otherwise determined by the COMMITTEE, the SHARES acquired by the EXECUTIVE through the right of SHARE OR ADR DISCOUNT PURCHASE will become free after the end of the GRACE PERIOD defined in this PLAN, in other words, will have no restrictions for that the EXECUTIVE can sell, assign, pledge, exchange, rent or otherwise transfer to third parties. If the GRACE PERIOD expires on or within 10 (ten) business days after a FORECLOSED NEGOTIATION PERIOD of SHARES or ADR, the due date of this SHARE OR ADR DISCOUNT PURCHASE will be extended by up to 10 (ten) business days after the end of the FORECLOSED NEGOTIATION PERIOD.

6.3.4. Price payment of the SHARE OR ADR DISCOUNT PURCHASE

The price for the SHARE OR ADR DISCOUNT PURCHASE must be paid in full in cash, in the national currency of the LOCATION where the purchase occurs, unless there is a different provision from the COMMITTEE about the acquisition of those specific SHARES or ADR related to SHARE OR ADR DISCOUNT PURCHASE. No shares will be issued or transferred until the respective full payment is received by the COMPANY or by the GRANTING GERDAU GROUP ENTITY.

In accordance with the deadline to be defined by the COMMITTEE in each case, after receiving any exercise notice and corresponding full payment of the financial year price of a SHARE DISCOUNT PURCHASE, the COMPANY or the GRANTING GERDAU GROUP ENTITY will determine to the agent responsible for the bookkeeping of SHARES the transference to the EXECUTIVE of the respective SHARES or ADR, at no cost. Exceptionally and subsequent to prior authorization by the COMMITTEE, the COMPANY or the GRANTING GERDAU GROUP ENTITY may pay in cash, the amount equivalent to the number of the respective SHARES or ADR, multiplied by the FAIR MARKET VALUE, on the financial year date. The COMMITTEE will, at its sole discretion, choose between one of the above alternatives.

6.4. LTI MATCHING PROGRAM

In GERDAU’s LTI – Long-Term Incentive Plan – MATCHING PROGRAM, the COMMITTEE has full discretion to rule, annually, the annual budget designated to purchasing SHARES or ADR destined to the LTI MATCHING PROGRAM.

In this program, the eligible EXECUTIVE has the opportunity to use a portion of the amount received as STI – Short-Term Incentive Plan – to purchase SHARES or ADR, that shall follow the GRACE PERIOD defined by the COMMITTEE. By the end of the GRACE PERIOD, and according to the criteria defined and approved by the COMMITTEE, the EXECUTIVE shall receive, in return and the same amount, from the COMPANY, the balancing entry of the purchase of their SHARES.

6.4.1. Restriction

Restrictions might be defined by the COMMITTEE and based on the achieving of performance goals, the course of time, by both, or any other baseline determined by the COMMITTEE. The COMMITTEE can change the restrictions, whenever necessary, to adjust them to the goals of the COMPANY or the GRANTING GERDAU GROUP ENTITY. Such adjustments might comprehend substantial changes in the business, operations, capital, or ownership breakdown of the COMPANY or the GRANTING GERDAU GROUP ENTITY.

6.4.2. Surpassing Restrictions

Liable to the definitions of the PLAN and grant conditions, the RESTRICT SHARES or ADRs comprehended by the LTI MATCHING PROGRAM shall only be sold, transferred, or traded in different ways when all the restrictions have been surpassed and the GRACE PERIOD finished.

6.4.3. LTI MATCHING PROGRAM RESTRICTED SHARES transferring

Surpassed all restrictions and the GRACE PERIOD defined by the COMMITTEE in this Program, the COMPANY or GRANTING GERDAU GROUP ENTITY shall request the agent responsible for the bookkeeping of the SHARES or the custody of the ADRs transfers respective SHARES or ADRs to the EXECUTIVE, without additional expenses to the EXECUTIVE in question. Exceptionally and subsequent to prior authorization by the COMMITTEE, the COMPANY or GRANTING GERDAU GROUP ENTITY shall pay, in currency, and equivalent value to the number of respective SHARES or ADRs, multiplied by the FAIR MARKET VALUE, in the date of the financial year. It is up to the COMMITTEE, at its sole discretion, the choice among one of the aforementioned alternatives.

7. EMPLOYMENT AGREEMENT TERMINATION

7.1. Resignation Request, Unfair Dismissal, Fair Dismissal or RETIREMENT on the initiative of the EXECUTIVE

Liable to terms and conditions of the concessions described in this PLAN, in case there is the termination of the employment agreement between an eligible EXECUTIVE and the COMPANY, or with the GRANTING GERDAU GROUP ENTITY, the following rules shall be observed, unless decided otherwise by the COMMITTEE:

A. In the case of dismissal of the EXECUTIVE per resignation request by the EXECUTIVE or RETIREMENT on the initiative of the EXECUTIVE, he or she shall have: (i) up to 12 (twelve) months from the date of termination of the employment agreement, or (ii) up to the date of expiration of the SHARE OPTIONS, whichever occurs first, to exercise the SHARE OPTIONS or to receive in currency the FAIR MARKET VALUE of the SHARE OPTIONS that have already fulfilled the GRACE PERIOD. All the SHARE OPTIONS, as well as all INCENTIVE previously granted to the EXECUTIVE that have not fulfilled the GRACE PERIOD shall automatically and immediately cancel.

B. In the case of dismissal on the initiative of the GRANTING GERDAU GROUP ENTITY, by fair dismissal, all INCENTIVE previously granted to and not yet exercised by the EXECUTIVE shall be automatically and immediately canceled, even if such incentive has already fulfilled the GRACE PERIOD.

C. In the case of dismissal on the initiative of the GRANTING GERDAU GROUP ENTITY, by unfair dismissal, all INCENTIVE previously granted to the EXECUTIVE that has not yet fulfilled the GRACE PERIOD, shall be automatically and immediately canceled.

D. The eligibility of an EXECUTIVE to any of the concessions stated in the PLAN shall expire on the date when the GRANTING GERDAU GROUP ENTITY notify the EXECUTIVE about the termination of the agreed relationship that held such eligibility, even if such date is prior to the actual termination of the agreement.

E. During the LTI MATCHING PROGRAM, in case there is the termination of the working agreement between the EXECUTIVE and the GRANTING GERDAU GROUP ENTITY, by any of the reasons mentioned on item 7.1. before the end of the GRACE PERIOD, the EXECUTIVE shall become ineligible to the SHARES MATCHING described on the aforementioned program, notwithstanding the property rights of the SHARES that were acquired and received through their STI.

F. Regarding the SHARES OR ADR DISCOUNT PURCHASE PROGRAM, in case there is the dismissal of the EXECUTIVE, under the terms of item 7.1, the EXECUTIVE shall return to the COMPANY the amount equal to the discount received when purchasing the SHARES or ADRs.

7.2. Transferring of the EXECUTIVE, RETIREMENT on the initiative of the COMPANY, disability, TERM EXPIRATION, or Passing

Liable to terms and conditions of the concessions described in this PLAN, in case there is the termination of the employment agreement between an eligible EXECUTIVE and the COMPANY, or with the GRANTING GERDAU GROUP ENTITY, the following rules shall be observed, unless determined otherwise by the COMMITTEE:

A. In the case of unfair dismissal of the EXECUTIVE due to RETIRING on the initiative of the GRANTING GERDAU GROUP ENTITY, disability, or passing, the EXECUTIVE shall have the right to exercise the SHARE OPTIONS, which will settle the position of the EXECUTIVE in the PLAN.

B. The EXECUTIVE shall receive the number of RESTRICTED SHARES that were granted to him/her, without them being subject to performance goals, even if those shares are within the GRACE PERIOD, proportional to the number of months of each period, between the granting date of the RESTRICTED SHARES and the last business day of the month in which the employment agreement was terminated, divided by the total number of validity months of the granted RESTRICTED SHARES.

C. The EXECUTIVE shall receive the number of PERFORMANCE SHARES proportional to the number of months of each period between the granting date of the PERFORMANCE SHARES and the last business day of the month in which the employment agreement was terminated, divided by the total number of validity months of the granted PERFORMANCE SHARES. To measure the performance goals, it shall be considered the average result during each given period.

D. The eligibility of an EXECUTIVE to receive other concessions, in any category of INCENTIVE defined in the PLAN shall expire on the date of termination of the employment agreement.

E. The COMMITTEE might determine that the grants conceded to the EXECUTIVE does not get any impact from a potential transfer of his/her working agreement to another company of GERDAU GROUP, regardless of any agreement termination followed by the hiring in the LOCATION of destination. The grants conceded to the EXECUTIVE in such conditions might remain in the original GERDAU GROUP company of hiring or transferred to the new company that hired the EXECUTIVE. In this situation, if the agreement is terminated in one company of GERDAU GROUP and the hiring in another LOCATION, the EXECUTIVE shall retain their rights and receive: (a) the payment in the currency of the amount equal to the number of SHARES received by the previously granted INCENTIVE, multiplied by the FAIR MARKET VALUE, after the end of the GRACE PERIOD of the respective INCENTIVE, or (b) the conversion of the previously granted INCENTIVES in SHARES of the LOCATION that hired the EXECUTIVE.

F. For the LTI MATCHING PROGRAM, the EXECUTIVE shall become ineligible to receive SHARES at the moment of their dismissal, according to item 7.2.

G. For the SHARES OR ADR DISCOUNT PURCHASE PROGRAM, if the EXECUTIVE is dismissed, according to 7.2, the SHARES or ADRs acquired might be retained by the EXECUTIVE.

H. In the case of TERM EXPIRATION, the statutory managers shall have the right to exercise the SHARE OPTIONS or to transfer the granted RESTRICTED SHARES without them being subject to performance goals, even if those shares are within the GRACE PERIOD, which will settle the position of the EXECUTIVE in the PLAN. In this case, the EXECUTIVE must wait for the GRACE PERIOD to end, so the SHARES that are already in their possession become unrestricted, allowing the EXECUTIVE to dispose, assign, give as collateral, commute, lend or transfer to third parties in any other way.

I. If the EXECUTIVE passes away, their successors shall retain the same rights as the EXECUTIVE, according to what is defined in item 7.2.

8. CHANGE IN SHAREHOLDING CONTROL

8.1. In the case of a change in shareholding control of the COMPANY, the concessions to the EXECUTIVES, defined in this PLAN more than 12 (twelve) months of the date of the signature of the statutory change, shall be released proportionally to the GRACE PERIOD, considering the period comprehended between the grant date and the signature date of the change in shareholding control.

8.2. The concessions described in this PLAN that is bound to performance goals of the EXECUTIVES more than 12 (twelve) months of the date of the signature of the statutory change, shall also be exercised by the EXECUTIVE, proportionally to the results achieved up to that date. For the purpose of this item, the average result during each given period shall be considered to measure the performance goals.

8.3. Regarding the SHARES OR ADR DISCOUNT PURCHASE PROGRAM, and if there is a change in shareholding control of the COMPANY, the ownership of the SHARES or ADRs previously acquired with discount by the EXECUTIVE shall not change.

9. ADJUSTMENTS IN SHAREHOLDING EQUITY

9.1. General

The existence of any of the concessions described in this PLAN does not affect, in any way, the right of the COMPANY or the GRANTING GERDAU GROUP ENTITY to perform, authorize any adjustment, recapitalization, restructuring, or any other change on its capital structure or its business, including any merge, incorporation, split, combination, organization or consolidation to create or issue any bond or security; to implement the dissolution or liquidation of the COMPANY or the GRANTING GERDAU GROUP ENTITY; any sale or transfer, totally or partially, of its assets or businesses; or to implement any other act or shareholding procedure, even if it is similar or different, regardless of any other activities mentioned in this item having adverse impacts in this PLAN or any other grant conceded according to this instrument.

9.1.1 Capital Restructuring of the COMPANY

In case there is any change in the number, type, or class of the SHARES or ADRs resulting from a reverse split, split, bonus shares, conversion of shares from one type or class in another, or conversion of shares in other securities issued by the COMPANY or the GRANTING GERDAU GROUP ENTITY, the necessary adjustments in this PLAN shall be made, especially regarding the amount and price of the grants described in the PLAN and the respective type or class of the SHARES or ADRs, to avoid misstatements and losses to the COMPANY, to the GRANTING GERDAU GROUP ENTITY or the EXECUTIVES.

9.1.2. Fractional Shares or ADRs

No fractional SHARE or ADR shall be granted, therefore, if the calculation results in a fractional SHARE or ADR, the EXECUTIVE shall have the right to the adjusted amount of whole SHARES or ADRs, rounded up, or according to what is defined by the COMMITTEE.

10. GENERAL PROVISIONS

10.1. Legal requirement

The COMPANY or the GRANTING GERDAU GROUP ENTITY shall not be compelled to concede any grant, issue any share, ADRs, or other securities, make any payment or take any other action if, in the opinion of the COMMITTEE, this action represents an infringement by the EXECUTIVE, by the COMPANY or by the GRANTING GERDAU GROUP ENTITY, of any legal or regulatory disposition of any government or government agency, or the requirement of any stock market in which the SHARES or ADRs composing the grants described in this PLAN are listed on at such given time.

10.2 Validity

The PLAN come into effect right after its approval by the Stockholder’s General Meeting of the COMPANY.

10.3. Alterations and Termination of the PLAN

10.3.1. At the sole discretion of the COMMITTEE, ad referendum with the Stockholder’s General Meeting of the COMPANY, the PLAN shall be altered or terminated at any time, and the EXECUTIVES must be notified at least 30 (thirty) days in advance of the date of such alteration or termination.

10.3.2. The alteration or termination of the PLN shall not affect the rights that have already been granted to the EXECUTIVES.

a. the COMPANY or the GRANTING GERDAU GROUP ENTITY shall not be liable to reestablish the PLAN or compensate the EXECUTIVES for potential losses in future earnings; and

b. if there is any alteration in the PLAN, any opportunity of subsequent gain might be implemented under different terms than the ones originally defined.

10.4. Term

In order to allow the perfect execution of the terms defined here, the EXECUTIVE, whenever joining the PLAN, shall grant powers to the COMPANY or to the GRANTING GERDAU GROUP ENTITY, in irrevocable and irretrievable form, to sign all the necessary acts pertaining to the PLAN, allowing also the sub delegating of such powers.

10.5. SHARE Purchasing Preference Rights

Whenever the EXECUTIVE decides to sell the SHARES under their possession that were acquired under this PLAN, the COMPANY or the GRANTING GERDAU GROUP ENTITY shall have the purchasing preference rights of such SHARES by their FAIR MARKET VALUE.

10.6. Postponement of Repurchase Rights

The COMMITTEE, at its sole discretion, might postpone the rights of repurchasing a grant or the issuing the corresponding SHARES in up to 3 (three) business days after the end of a CLOSE PERIOD, or of a period whereas an EXECUTIVE shall have significant and undisclosed information.

10.7. Withholding Taxes

The concession or repurchase rights of each grant, and the exercise of such actions, under the terms of this PLAN, are subject to the withholding of taxes, according to the ruling tax/ social security laws of each LOCATION. The COMPANY and/or the GRANTING GERDAU GROUP ENTITY shall deduct the amount pertaining to taxes due by the EXECUTIVE regarding the grants defined in this PLAN and shall sell or retain a number of SHARES or ADRs which FAIR MARKET VALUE in the fiscal year is equivalent to the amount of withholding taxes. This is also valid for any SHARES or ADRs that might be issued to an EXECUTIVE.

10.8. Dividends

The INCENTIVES granted to the EXECUTIVES in the REGULAR LTI PROGRAM and the SPECIFIC SHARES FOR RETENTION PROGRAM shall not grant shareholding rights of the COMPANY to the EXECUTIVES, including dividends, until the end of the GRACE PERIOD and the actual transfer of ownership of the SHARES.

However, in the cases of SHARE OR ADR DISCOUNT PURCHASE PROGRAM and LTI MATCHING PROGRAM, the EXECUTIVES shall receive dividends regarding the SHARES or ADRs acquired through their STI during all whole GRACE PERIOD.

10.9. Rights of the EXECUTIVES

No EXECUTIVE shall have the rights to the concession of any grant of INCENTIVES defined in this PLAN. The concession of any grant shall be comprehended as a concession to the EXECUTIVE of the right to remain as such in the COMPANY or the GRANTING GERDAU GROUP ENTITY.

10.10. Restrictive Rules regarding the use of Insider Information and the trading of securities

The beneficiary EXECUTIVES of this PLAN shall be liable to restrictive rules regarding the use of insider information and the trading of securities applicable to open capital companies in general, according to the rules defined by B3 S.A. - Brasil, Bolsa Balcão - stock exchange special listing segment and the applicable law in the LOCATION where the SHARES of the COMPANY are being traded.